Exhibit 21.1
LIST OF SUBSIDIARIES OF REGENCY ENERGY PARTNERS LP
All subsidiaries are wholly or partially owned, directly or indirectly by Regency Energy Partners LP as of February 26, 2015.

Name of Subsidiary	Jurisdiction of Organization
Regency OLP GP LLC	Delaware

Regency Energy Finance Corp.	Delaware

Regency Gas Services LP	Delaware

Regency Field Services LLC	Delaware

Edwards Lime Gathering, LLC	Delaware

Regency Liquids Pipeline LLC	Delaware

Gulf States Transmission LLC	Louisiana

Regency Gas Utility LLC	Delaware

Pueblo Holdings, Inc.	Delaware

Pueblo Midstream Gas Corporation	Texas

CDM Resource Management LLC	Delaware

FrontStreet Hugoton LLC	Delaware

WGP-KHC, LLC	Delaware

Regency Haynesville Intrastate Gas LLC	Delaware

RIGS Haynesville Partnership Co.	Delaware

RIGS GP LLC	Delaware

Regency Intrastate Gas LP	Delaware

Regency Midcontinent Express LLC	Delaware

Midcontinent Express Pipeline LLC	Delaware

Regency Texas Pipeline LLC	Delaware

Regency Midstream LLC	Delaware

Lone Star NGL LLC	Delaware

Regency Ranch JV LLC	Delaware

Ranch Westex JV LLC	Delaware

ELG Oil LLC	Delaware

ELG Utility LLC	Delaware

RGU West LLC	Texas

RGP Westex Gathering Inc.	Texas

RGP Marketing LLC	Texas

West Texas Gathering Company	Delaware

RHEP Crude LLC	Texas

Name of Subsidiary	Jurisdiction of Organization
Connect Gas Pipeline LLC	Delaware

Regency Hydrocarbons LLC	Oklahoma

Regency Marcellus Gas Gathering LLC	Delaware

Regency NEPA Gas Gathering LLC	Texas

Penn Virginia Operating Co.	Delaware

PVR Midstream JV Holdings LLC	Delaware

Regency Laverne LLC	Oklahoma

Regency Utica Gas Gathering LLC	Delaware

CDM Holdings LLC	Delaware

Hesco Gathering Company LLC	Texas

Hesco Pipeline Company L.L.C.	Texas

Ohio River System LLC	Delaware

Regal Midstream LLC	Delaware

Regency Crude Marketing LLC	Delaware

Regency Desoto-Hesco Services LLC	Texas

Regency Desoto Pipeline LLC	Texas

Regency ERCP LLC	Delaware

Regency GOM LLC	Texas

Regency Logistics and Trading LLC	Delaware

Regency Quitman Gathering LLC	Delaware

Regency Utica Holdco LLC	Delaware

Regency Vaughn Gathering LLC	Texas

Superior Gas Compression LLC	Texas

Aqua-PVR Water Services LLC	Delaware

CBC/Leon Limited Partnership	Oklahoma

Leon Limited Partnership	Oklahoma

Dulcet Acquisition LLC	Delaware

Fieldcrest Resources LLC	Delaware

K Rail LLC	Delaware

Kanawaha Rail LLC	Virginia

LJL, LLC	West Virginia

Loadout LLC	Delaware

Suncrest Resources,LLC	Delaware

Toney Fork LLC	Delaware

Name of Subsidiary	Jurisdiction of Organization
Mi Vida JV LLC	Delaware

Regency Mi Vida LLC	Delaware

Regency Pipeline LLC	Delaware

CMA Pipeline Partnership LLC	Texas

Galveston Bay Gathering, LLC	Texas

Midstream Gas Services LLC	Texas

Sweeny Gathering, L.P.	Texas

Materials Handling Solutions LLC	Delaware